UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Goodrich Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

The following e-mail was sent to participants in Goodrich’s 401(k) plan on April 17, 2009:
Goodrich urges each of you to vote any shares of Goodrich stock that you hold in the company’s 401(k) plan prior to the Annual Meeting of Shareholders on April 21st. Goodrich’s Board of Directors recommends a vote FOR Proposal Nos. 1 and 2, and AGAINST Proposal No. 3.
If you wish to change your vote on any proposal, you may do so prior to the voting deadline specified below.
PROXYVOTE.COM
You elected to receive shareholder communications and submit voting instructions via the Internet. This e-mail notification contains information specific to your holding(s) in the security identified below.
Please read the instructions carefully before proceeding.
Important Notice Regarding the Availability of Proxy Materials
2009 GOODRICH CORPORATION Annual Meeting Of Shareholders.
MEETING DATE: April 21, 2009
RECORD DATE: March 2, 2009
CUSIP NUMBER: 382388A99
This e-mail represents all shares in the following account(s).
NAME
GOODRICH CORPORATION — 401K 123,456,789,012.00000
GOODRICH CORPORATION — ROHR 123,456,789,012.00000
CONTROL NUMBER: 012345678901
You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.
http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.
To access ProxyVote, you will need the above CONTROL NUMBER and the four digit PIN you enrolled with at the time you elected to receive electronic communications. If you do not know your PIN please follow the instructions below. Internet voting is accepted up to 11:59 p.m. (ET), Sunday, April 19, 2009.
The relevant supporting documentations can also be found at the following Internet site(s)
Proxy Statement
http://www.goodrich.com/proxy
Annual Report
http://www.goodrich.com/annualreport
Shareholder Letter
http://materials.proxyvote.com/Approved/382388/20090302/SHLTR_35086.PDF
To view the printer friendly version, you will need the Adobe Acrobat Reader. To download the Adobe Reader, click the below url address:
http://www.adobe.com/products/acrobat/readstep2.html
If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.
Your InvestorDelivery Enrollment Number is: M012345678901
There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this email with any comments or questions about ProxyVote.com.
(Include the original text and Subject line of this message for identification purposes).

AOL Users, please highlight the entire message before clicking the reply button.
This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.